[●], 2016

GRIGORIOS SIOKAS
as Pledgor

-and-

SYNTHESIS PEER-TO-PEER INCOME FUND
as Pledgee

PLEDGE AGREEMENT

---

in respect of 10,000,000 shares of Cosmos Holdings Inc.

INDEX

THIS PLEDGE AGREEMENT is made on August , 2016

BETWEEN

(1) **GRIGORIOS SIOKAS**, resident of Neo Risio P.O. Box 374, 57001, Thessaloniki, with Greek ID No: AH356375, issued at Litochoro, Pierias and Greek AFM: 126793707, DOY Z' Thessalonikis (the "**Pledgor**"); and

(2) **SYNTHESIS PEER-TO-PEER INCOME FUND** an exempted company incorporated in the Cayman Islands with limited liability, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman (the "**Pledgee**").

BACKGROUND

(A) By a Loan Facility Agreement dated August 4, 2016 (as the same may be amended or supplemented from time to time, the "**Loan Agreement**") between (i) **Sky Pharm S.A.** (**ΦΑΡΜΑΠΟΘΗΚΗ ΣΚΑΪ ΦΑΡΜ Α.Ε.**), a société anonyme duly incorporated and validly existing and operating under the laws of the Hellenic Republic as borrower (the "**Borrower**"), (ii) the Pledgor as guarantor and (iii) the Pledgee as lender, the Lender agreed to provide to Borrower short-term working capital of up to $1,292,769 to finance Borrower's business of exporting pharmaceutical products to businesses operating in European Union Member States.

(B) The Pledgor is the owner of ten million (10,000,000) shares with serial numbers [●] to [●] (as incorporated in bonds certificates Nos. [●] to [●]) (the "**Pledged Shares**") of the issued and outstanding common stock of Cosmos Holding Inc., a Nevada corporation (the "**Company**").

(C) In order to secure all the Secured Obligations (as defined below), the Pledgor has agreed to execute and deliver this Pledge Agreement in favor of the Pledgee.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Pledgee as follows:

1 INTERPRETATION

1.1 **Defined expressions.** Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Pledge Agreement unless the content otherwise requires. In addition terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Pledge Agreement as such terms are defined in such Article 8 or 9.

1.2 **Definitions.** In this Pledge Agreement:

"**Company**" has the meaning specified in the recitals hereof;

"**Loan Agreement**" has the meaning specified in the recitals hereof;

"**Pledged Collateral**" has the meaning specified in Clause 2.1 hereof;

"**Pledged Shares**" has the meaning specified in the recitals hereof;

"**Pledged Stock**" has the meaning specified in Clause 2.1 hereof;

"**Secured Obligations**" means all obligations of the Pledgor to the Pledgee now or hereafter existing under or in connection with the Loan Agreement, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise;

"**Security Interest**" means any security interest granted by the Pledgor pursuant to Clause 2.1, as well as any other security interest created or assigned as additional security for the Secured Obligations pursuant to this Pledge Agreement;

"**Stock Power**" has the meaning specified in Clause 2.2; and

"**UCC**" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; **provided that**, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

1.3 **Application of construction and interpretation provisions of Loan Agreement.** Each of Clause 1.2, 1.3 and 1.4 of the Loan Agreement applies, with any necessary modifications, to this Pledge Agreement.

1.4 **Inconsistency between Loan Agreement provisions and this Pledge Agreement.** This Pledge Agreement shall be read together with the Loan Agreement but in case of any conflict between the Loan Agreement and this Pledge Agreement, the provisions of the Loan Agreement shall prevail.

2 GRANT OF SECURITY INTEREST

2.1 **Security interest.** As security for the Secured Obligations and the performance of all obligations under this Pledge Agreement, the Pledgor hereby grants to the Pledgee a first priority security interest in the Pledgor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the "**Pledged Collateral**"):

(a) the Pledged Shares and the certificates representing the Pledged Shares (collectively, the "**Pledged Stock**");

(b) all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock, and all subscription warrants, rights or options issued thereon or with respect thereto; and

(c) all proceeds of all of the foregoing, of every kind, and all proceeds of such proceeds.

2.2 **Delivery of Certificates, Etc.** Concurrently with the execution of this Pledge Agreement, the Pledgor shall deliver to the Pledgee all original certificates representing the Pledged Shares, together with an undated stock power duly executed in blank in the form attached hereto as Exhibit A (the "**Stock Power**") with respect to each such certificate.

2.3 **Continuing and absolute security interest.** The Security Interest is continuing and absolute, and this Pledge Agreement shall remain in force as a continuing security until the Secured Obligations shall have been paid in full and the Borrower and Pledgor shall have no further obligations under the Loan Agreement and, in particular:

(a) the Security Interest shall not be satisfied by any intermediate payment or satisfaction of the Secured Obligations;

(b) except as otherwise provided herein, the Security Interest, and the rights of the Pledgee under this Pledge Agreement, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Pledgee;

(c) no failure or delay by or on behalf of the Pledgee to enforce or exercise the Security Interest or a right of the Pledgee under this Pledge Agreement, and no act, course of conduct, acquiescence or failure to act (or to prevent the Pledgor from taking certain action) which is inconsistent with such a security interest or such a right shall preclude or estop the Pledgee (either permanently or temporarily) from enforcing or exercising it;

(d) this Pledge Agreement shall be additional to, and shall not in any way impair or be impaired by:

(i) any other lien whether in relation to property of the Pledgor or that of a third party; or

(ii) any other right of recourse as against the Pledgor or any third party,

which the Pledgee now or subsequently has in respect of any of the Secured Obligations; and

(e) this Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Pledgee or by any other person or entity upon the insolvency, bankruptcy or reorganization of the Borrower, Pledgor or otherwise or any similar proceedings in any relevant jurisdiction, all as though such payment had not been made.

2.4 **Principal and independent debtor**. The Pledgor shall be liable under this Pledge Agreement as a principal and independent debtor and accordingly it shall not have, as regards this Pledge Agreement, any of the rights or defenses of a surety.

2.5 **Waiver of rights and defenses.** Without limiting the generality of Clause 2.5 and to the extent permitted by applicable law, all rights of the Pledgee and the Security Interest hereunder, and all obligations of the Pledgor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Pledgor hereby irrevocably waives any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of the Loan Agreement, this Pledge Agreement or any other agreement or instrument relating hereto or thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations under or in respect of the Loan Agreement, this Pledge Agreement or any other amendment or waiver of, supplement to, or any consent to any departure from, the Loan Agreement or this Pledge Agreement, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower, the Pledgor or any of their respective subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Pledged Collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of any Pledged Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Pledged Collateral for all or any of the Secured Obligations or any other obligations of the Borrower or the Pledgor under or in respect of the Loan Agreement, this Pledge Agreement or any other document related hereto or any other assets of the Borrower or Pledgor;

(e) the failure of any other person or entity to execute the Loan Agreement, this Pledge Agreement, any other agreement related hereto, or the release or reduction of liability of the Pledgor or surety with respect to the Secured Obligations;

(f) any failure (even though negligent) promptly or properly to exercise or enforce any lien for the Secured Obligations, including a failure to realize for its full market value an asset covered by any such lien; or

(g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Pledgee that might otherwise constitute a defense available to, or a discharge of, the Pledgor or any lien for the Secured Obligations.

2.6 **No obligations imposed on Pledgee.** Except as expressly provided herein, the Pledgee shall not in any circumstances have or incur any obligation of any kind in connection with the Pledged Collateral.

(a) **Negative pledge; disposal of assets.** Except as permitted by the Loan Agreement, the Pledgor will not:

(b) create or permit to arise any lien over the whole or any part of the Pledged Collateral in favor of any person other than the Pledgee; or

(c) sell, assign, pledge, transfer or otherwise dispose of the whole or any part of the Pledged Collateral.

2.7 **Release of security.** Once the Secured Obligations have been irrevocably and unconditionally discharged in full and the Pledgee shall have no further obligations to provide financial accommodation to the Borrower or Pledgor unless (on the basis of legal advice) the Pledgee reasonably considers that any amount paid or credited to the Pledgee is capable of clawback, the Pledgee will, at the request and cost of the Pledgor, release the security constituted by this

Pledge Agreement and return to the Pledgor (or as the Pledgor may direct) the items delivered to the Pledgee pursuant to this Pledge Agreement.

3 DEALINGS WITH SHARES

3.1 Pledgor's rights.

(a) Unless and until there shall have occurred and be continuing an Event of Default and Pledgee has provided notice to the Pledgor pursuant to Section 3.2(a) below, the Pledgor shall be entitled to exercise, or (as the case may be) direct the exercise of, all voting and other consensual rights pertaining to the Pledged Stock or any part of them, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of the Loan Agreement, or which could reasonably be expected to have the effect of impairing the value of the Pledged Stock or any part thereof or the position or interests of the Pledgee in the Pledged Stock.

(b) Unless and until there shall have occurred and be continuing an Event of Default and so long as such payments are not prohibited by the Loan Agreement, all cash dividends and other cash amounts payable in respect of the Pledged Stock shall be paid to the Pledgor.

(c) All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of Clause 3.1(b) shall be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

3.2 Pledgee's rights after defaults

(a) If an Event of Default shall have occurred and be continuing, all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Clause 3.1(a) shall, upon notice to the Pledgor by the Pledgee, cease; and all such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

(b) If an Event of Default shall have occurred and be continuing, all rights of the Pledgor to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Clause 3.1(b) shall automatically cease, and all such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest and other distributions.

(c) All dividends, interest and other distributions that are received by the Pledgor contrary to the provisions of Clause 3.2(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

3.3 **Registration of Pledged Stock in name of Pledgee.** The Pledgor hereby authorizes the Pledgee to arrange at any time and from time to time following the occurrence and during the continuance of an Event of Default, and with notice to the Pledgor, for the Pledged Stock or any part thereof to be transferred to or registered in the name of the Pledgee (or its nominee) and held, as so transferred or registered, subject to the terms of this Pledge Agreement, in each case subject only to the revocable rights specified in Clause 3.1 hereof.

3.4 **Payment of calls and discharge of other obligations by Pledgor.** The Pledgor may pay all calls or other payments and discharge all other obligations and meet all liabilities, which may become due for performance or payment in respect of any of the Pledged Stock (including, without limitation, in respect of any Pledged Stock registered in the name of the Pledgee (or its nominee)), in each case as permitted by the Loan Agreement.

4 REPRESENTATIONS AND WARRANTIES

4.1 **General.** The Pledgor represents and warrants to the Pledgee as follows.

4.2 [**Intentionally Omitted.**]

4.3 **Legal and beneficial ownership.** The Pledgor is the legal and beneficial owner of the Pledged Stock, free of any lien other than the Security Interest and any other Security permitted by the Loan Agreement.

4.4 **Security Interest.** All certificates representing Pledged Shares have been delivered to the Pledgee, together with a Stock Power with respect to each such certificate, and this Pledge Agreement and the delivery of the Pledged Stock pursuant hereto will create a, valid and perfected first priority security interest in the Pledged Stock

5 ENFORCEABILITY AND PLEDGEE'S POWERS

5.1 **Right to enforce security.** If an Event of Default shall have occurred and be continuing, the Pledgee, upon notice to Pledgor, shall be entitled then or at any later times or times:

(a) to exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the Pledged Collateral);

(b) to sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable, subject to Section 5.2;

(c) to collect, recover and give a good discharge for any moneys or claims forming part of, or arising in relation to, any Pledged Collateral and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(d) to take over or commence or defend (if necessary using the name of the Pledgor) any claims or proceedings relating to, or affecting, any Pledged Collateral which the Pledgee may think fit and to abandon, release or settle in any way such claims or proceedings; and

(e) generally, to enter into any transaction or arrangement of any kind and to do anything in relation to any Pledged Collateral which the Pledgee may think fit.

5.2 **Notice of sale of Pledged Collateral.** The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

5.3 **Set-off.** To the extent permitted by the Loan Agreement, the Pledgee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held as Pledged Collateral.

5.4 **Rights and waivers in connection with sale of Pledged Collateral.**

(a) If the Pledgee shall exercise its right to sell all or any of the Pledged Collateral in a public sale as permitted by this Pledge Agreement, the Pledgor agrees that:

(i) to the maximum extent permitted by applicable law, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder; and

(ii) it will not interfere with any right, power and remedy of Pledgee provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Pledgee of any one or more of such rights, powers or remedies.

(b) The Pledgee is authorized, in connection with any sale of the Pledged Collateral to deliver or otherwise disclose to any prospective purchaser of the Pledged Collateral any information and projections in its possession relating to such Pledged Collateral.

(c) The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Pledged Collateral so sold free from any such right or equity of redemption.

(d) The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which any of the Pledged Collateral may have been sold at a private sale in accordance with this Pledge Agreement was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

(e) No person or entity dealing with the Pledgee shall be concerned to inquire whether an Event of Default shall have occurred or whether the power that the Pledgee is purporting to exercise shall have become exercisable or whether any Secured Obligations shall remain unpaid or unperformed or otherwise as to the propriety or regularity of any sale or other dealing by the Pledgee with any Pledged Collateral. The receipt by the Pledgee of the purchase moneys shall effectively discharge the purchaser who shall not be concerned with the manner of application thereof.

5.5 **Securities Act limitations; Registration under Securities Act.** The Pledgor recognizes that, by reason of certain prohibitions contained in the United States Securities Act of 1933, as amended, and applicable state securities laws, or other laws, the Pledgee, in its exercise of rights and remedies upon the occurrence of an Event of Default and upon notice to the Pledgor may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, and without limiting the foregoing the Pledgor acknowledges that:

(a) any such restricted or private sales may be at prices and on terms less favorable to the Pledgor than those obtainable through a public sale without such restrictions and agrees that such sales are commercially reasonable; and

(b) any disclaimer by the Pledgee in connection with any such sale of any representation or warranty as to the business, operation, management or assets, of the Company, or the value of the Pledged Collateral, will not be considered to adversely affect the commercial reasonableness of any sale of Pledged Collateral.

5.6 **No liability of Pledgee.** The Pledgee shall not be obliged to check the nature or sufficiency of any payment received by it under this Pledge Agreement or to preserve, exercise or enforce any right forming part of, or relating to, any Pledged Collateral.

5.7 **No requirement to commence other proceedings.** The Pledgee is not required to commence any proceedings under, or enforce any Security created by, the Loan Agreement before commencing proceedings under, or enforcing the Security Interest created by, this Pledge Agreement.

5.8 **Rights and remedies cumulative.** Each and every right, power and remedy of the Pledgee provided for in this Pledge Agreement now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other or further action in any circumstances without notice or demand.

6 FURTHER ASSURANCES

6.1 Obligation to execute further documents etc.

(a) The Pledgor shall from time to time, at the expense of the Pledgor, promptly execute and deliver to the Pledgee (or as it may direct) all further instrument and documents, and take all further action that may be necessary or desirable, or that the Pledgee may reasonably request in good faith, to perfect and protect any pledge or the Security Interest granted or purported to be granted by the Pledgor hereunder or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.

(b) Without limiting the generality of the foregoing, the Pledgor shall promptly:

(i) if any Pledged Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Pledgee such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Pledgee;

(ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Pledgee may reasonably request, to perfect and preserve the Security Interest granted or purported to be granted hereunder;

(iii) deliver and pledge to the Pledgee all certificates representing or evidencing all Pledged Collateral that constitutes certificated securities included in such Pledged Collateral, accompanied by undated stock powers or instruments of transfer duly executed in blank form satisfactory to the Pledgee with respect to each such certificate; and

(iv) deliver to the Pledgee evidence that all other action that the Pledgee may deem reasonably necessary or desirable to perfect and protect the Security Interest created under this Pledge Agreement has been taken.

6.2 UCC filings.

(a) The Pledgor hereby authorizes the Pledgee to file one or more financing or continuation statements, and amendments thereto, that may describe the Pledged Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Pledgee may reasonably determine is necessary, advisable or prudent to ensure the perfection of the Security Interest granted to the Pledgee herein, in each case without the signature of the Pledgor.

(b) The Pledgor shall furnish to the Pledgee upon request from time to time any information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether the Pledgor is an organization, the type of organization and any organization number issued to the Pledgor.

7 POWER OF ATTORNEY

7.1 Appointment.

(a) The Pledgor hereby appoints the Pledgee as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise from time to time after the occurrence and during the continuance of an Event of Default and upon notice to the Pledgor:

(i) for the purpose of signing documents and taking other action to perfect the Pledgee's Security Interest in the Pledged Collateral intended to be afforded hereby; and

(ii) for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instruments which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes hereof, including, but not limited to, exercising all rights and remedies provided the Pledgee under this Pledge Agreement or by law.

The foregoing appointment as attorney-in-fact is irrevocable and coupled with an interest.

(b) Without limiting the generality of the foregoing, during the continuance of an Event of Default and upon notice to Pledgor, the Pledgee shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any payment in respect of the Pledged Collateral or any part of any of the foregoing and to give full discharge for the same.

(c) If the Pledgor fails to perform any agreement or undertaking contained herein, the Pledgee may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the reasonable costs and expenses of the Pledgee incurred in connection therewith (including reasonable fees of any counsel, experts or agents) shall be payable by the Pledgor upon demand by the Pledgee.

7.2 **Delegation**. The Pledgee may sub-delegate to any person or all or any of the powers (including the discretions) conferred on the Pledgee by Clause 7.1, and may do so on terms authorizing successive sub-delegations.

8 **INDEMNITIES**

8.1 **Indemnity against claims, etc.** The Pledgor agrees to, and hereby does, indemnify, defend and save and hold harmless the Pledgee and its successors and permitted assigns, and each of its Affiliates, and their respective officers, directors, employees, agents and advisors (each, an "**Indemnified Party**"), from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Pledge Agreement or any document contemplated hereby or thereby or executed and delivered in connection herewith or therewith (including, without limitation, enforcement of this Pledge Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

9 SUPPLEMENTAL

9.1 No restriction on other rights. Nothing in this Pledge Agreement shall be taken to exclude or restrict any power, right or remedy which the Pledgee may at any time have under:

(a) the Loan Agreement; or

(b) the law of any country, state or territory the courts of which have or claim any jurisdiction in respect of the Pledgor or any item of the Pledged Collateral.

9.2 Exercise of other rights. The Pledgee may exercise any right under this Pledge Agreement before it has exercised any right referred to in Clause 9.1(a) or (b) above.

9.3 Invalidity of Loan Agreement; Bankruptcy. In the event of:

(a) the Loan Agreement now being or later becoming void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or

(b) a bankruptcy of the Borrower or the Pledgor, the introduction of any law or any other matter resulting in the Borrower or Pledgor being discharged from liability under the Loan Agreement, or the Loan Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Pledge Agreement shall cover any amount which would have been or become payable under or in connection with the Loan Agreement if the Loan Agreement had been and remained entirely valid and enforceable and the Borrower had remained fully liable under it; and references in this Pledge Agreement to amounts payable by the Borrower or the Pledgor under or in connection with the Loan Agreement shall include references to any amount which would have so been or become payable as aforesaid.

9.4 Settlement or discharge conditional. Any settlement or discharge under this Pledge Agreement between the Pledgee and the Pledgor shall be conditional upon no Security or payment to the Pledgee by the Pledgor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

9.5 Severability of provisions. If any provision of this Pledge Agreement is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Pledge Agreement or the provisions of the Loan Agreement.

9.6 Pledgee's duties limited.

(a) The powers conferred on the Pledgee hereunder are solely to protect the Pledgee's interest in the Pledged Collateral and shall not impose any duty upon the Pledgee to exercise any such powers.

(b) Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral or as to the taking of any

necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral.

(c) The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that it accords its own property.

9.7 **Amendments.** No amendment or waiver of any provision of this Pledge Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.8 **Execution in counterparts.** This Pledge Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10 TRANSFERS

10.1 **Transfer by Pledgee.** The Pledgee may, without the consent of the Pledgor, assign or otherwise transfer all or any portion of its rights and obligations under and in connection with this Pledge Agreement to the same extent as it may do so under the Loan Agreement, and such other person shall thereupon become vested with all benefits in respect thereof granted to the Pledgee herein or otherwise.

10.2 **Benefit of this Pledge Agreement.** This Pledge Agreement shall bind the Pledgor and its successors and shall inure to the Pledgee and its respective successors, transferees and assigns, as if each had also been a party to this Pledge Agreement.

11 NOTICES

11.1 **Notices.** Any notice or demand to the Pledgor or Pledgee under or in connection with this Pledge Agreement shall be made in accordance with Clause 13.1 of the Loan Agreement.

12 GOVERNING LAW AND JURISDICTION

12.1 **Governing law.** THIS PLEDGE AGREEMENT AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

12.2 **Submission to jurisdiction.**

(a) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Pledge Agreement, or for recognition or enforcement of any judgment, and the Pledgor hereby irrevocably and unconditionally agrees that all claims in respect

of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Subject to the foregoing and to paragraph (c) below, nothing in this Pledge Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Pledge Agreement against any other party hereto in the courts of any jurisdiction.

(c) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to themselves or their property.

(d) The Pledgor hereby agrees to appoint [●] with offices currently located at [●][1], as its designated agent for service of process for any action or proceeding arising out of or relating to this Pledge Agreement.

(e) Notwithstanding anything herein or in the Loan Agreement to the contrary, the Pledgor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to its address specified in Clause 11. The Pledgor also agrees that service of process may be made on it by any other method of service provided for under the applicable laws in effect.

12.3 Waiver of Jury Trial. EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION OR ENFORCEMENT OF ANY THEREOF.

[EXECUTION PAGE FOLLOWS]

[1] Pledgor needs to appoint an agent for service of process in New York.

EXECUTION PAGE

WHEREFORE, the parties have executed this Pledge Agreement on the date stated at the beginning of this Pledge Agreement.

GRIGORIOS SIOKAS as Pledgor

By: ______________________
Name:
Title:

SYNTHESIS PEER-TO-PEER INCOME FUND as Pledgee

By: ______________________ SP.
Name: SPYROS PAPAPOPOULOS
Title: DIRECTOR

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________ ____, ten millior (10,000,000) shares of common stock of Cosmos Holdings Inc. (the "**Company**") standing in the name of the undersigned on the books of the Company represented by Certificate No. [●], attached hereto, and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer the said shares of stock on the books of the Company with full power of substitution in the premises.

Dated: 4TH of AUGUST 2016

By: ______________________

Name: Grigorios Siokas

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